As filed with the U.S. Securities and Exchange Commission on September 16, 2011
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
ENTERPRISE FINANCIAL SERVICES CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1706529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
with copies to:
Phillip R. Stanton, Esq.
Greensfelder, Hemker & Gale, P.C.
10 South Broadway, Suite 2000
St. Louis, Missouri 63102
(314) 241-9090
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐               Accelerated filer ☑
Non-accelerated filer ☐              Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregae tOffering Price(2)	Amount of Registration Fee
Preferred Stock, $.01 par value per share	(3)	(3)	(3)	(4)
Common Stock, $.01 par value per share	(3)	(3)	(3)	(4)
Depositary Shares(5)	(3)	(3)	(3)	(4)
Senior Debt Securities	(3)	(3)	(3)	(4)
Subordinated Debt Securities	(3)	(3)	(3)	(4)
Rights to Purchase Common Stock	(3)	(3)	(3)	(4)
Purchase Contracts	(3)	(3)	(3)	(4)
Warrants	(3)	(3)	(3)	(4)
Units (6)	(3)	(3)	(3)	(4)
TOTAL:	—	—	$45,000,000.00(4)	$5,224.50(4)

(1) Includes such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of any stock split, stock dividend, recapitalization and/or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of common stock.
(2) Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.
(3) An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $45,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended.
(4) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any.
(5) Each depositary share will be issued under a deposit agreement, will represent fractional interests in debt securities or shares of common stock and will be evidenced by a depositary receipt.
(6) Each unit will be issued under a unit agreement and will be comprised of an interest in our common stock and rights to purchase our common stock, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of these securities or accept your offer to buy any of them until the registration statement filed with the SEC relating to these securities has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted or legal.
SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2011
PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $45,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be sold through ordinary brokerage transactions or through any other means described in the section entitled Plan of Distribution. We will set forth in the related prospectus supplement the name of the underwriter or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
The common stock of Enterprise Financial Services Corp is traded on the NASDAQ Global Select Market under the trading symbol EFSC. The last reported sale price of the common stock of EFSC on September 15, 2011 was $14.40 per share.
Investing in our securities involves a high degree of risk. See Risk Factors beginning on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

The date of this prospectus is September 16, 2011.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. By using a shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up $45,000,000. In this prospectus, we use the term securities to refer to preferred stock, common stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.
This prospectus provides you with a general description of the securities we may offer. Each time we or any underwriter, dealer or agent sell securities pursuant to the registration statement, we will also from time to time provide one or more prospectus supplements containing specific information about the terms of a particular offering by us or the selling underwriter, dealer or agent. A prospectus supplement may add to, update or change information in this prospectus. If any information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and, if applicable, any prospectus supplement together with the additional information described under the section of this prospectus titled Where You Can Find More Information.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement may be read at the SEC website or at the SEC office mentioned under the section of this prospectus titled Where You Can Find More Information.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Enterprise Financial Services Corp is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, the Company, we, our, ours, and us refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.
The SEC's rules allow us to incorporate by reference in this prospectus certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be a part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supercede any information contained in this prospectus or incorporated by reference in this prospectus.

In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.
We incorporate by reference into this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering, except to the extent that any information contained in such filings is deemed furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 11, 2011.

•	Definitive Proxy Statement filed with SEC on March 11, 2011.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed on May 10, 2011 and August 3, 2011, respectively.

•	Our Current Reports on Form 8-K filed on January 10, 2011, January 11, 2011, April 26, 2011, May 19, 2011, May 24, 2011, June 10, 2011, June 16, 2011, July 19, 2011 and August 18, 2011.

•
The description of the Company's common stock, which is contained in a registration statement filed on Form S-1, by the Company with the SEC on October 24, 1996, registration number 333-14737, including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.
This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as may, might, will, should, expect, plan, anticipate, believe, estimate, predict, potential, could, continue and the negative of these terms and similar words, although some forward-looking statements are expressed differently. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including, but not limited to:

•	credit risk;

•	change in appraised valuation of real estate securing impaired loans;

•	outcomes of litigation and other contingencies;

•	exposure to general and local economic conditions;

•	risks associated with rapid increase or decrease in prevailing interest rates;

•	consolidation within the banking industry;

•	competition from banks and other financial institutions;

•	our ability to attract and retain relationship officers and other key personnel;

•	burdens imposed by federal and state regulation;

•
changes in accounting regulation or standards of banks including actions of the SEC, the United States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and/or the Missouri Division of Finance;;

•
risks of growing through acquisitions, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; and

•	other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A - Risk Factors of our Annual Report on Form 10-K and under Part II - Other Information: Item 1A - Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management's analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission which are available on our website at www.enterprisebank.com.

OUR COMPANY
The following summary may not contain all of the information that may be important to you or that you should consider before deciding to purchase the securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the section of this prospectus titled Risk Factors, as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.

We are a financial holding company incorporated under the laws of the State of Delaware. Historically, we have focused on serving the needs of private businesses, their owner families and other professionals. We serve our clients through full product offerings in two primary segments: commercial banking and wealth management.

Enterprise Bank & Trust (Enterprise Bank), our banking subsidiary, is a Missouri chartered trust company with banking powers and is the largest publicly-held bank headquartered in St. Louis by assets. Enterprise Bank offers a broad range of business and personal banking services, including a wide variety of deposit products and a complete suite of treasury management and international trade services to complement our lending capabilities. We also have a wealth management line of business that includes the Company's trust operations and Missouri state low-income tax credit brokerage activities.
Enterprise Bank opened for business in 1988 in a single location in St. Louis, Missouri, and since then has expanded to conduct its banking operations from four banking locations in the St. Louis metropolitan area, thirteen banking locations in the Kansas City metropolitan area, and four banking locations in the Phoenix metropolitan area. Our common stock is listed on the NASDAQ Global Select Market under the symbol EFSC. For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus titled Risk Factors.

Our principal executive offices are located at 150 N. Meramec, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is http://www.enterprisebank.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully read and consider each of the risk factors set forth in this prospectus and each of the documents incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as updated by our subsequent Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2011 and June 30, 2011, each of which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, the applicable prospectus supplement, or otherwise incorporated by reference herein (see the section of this prospectus titled Where You Can Find More Information). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of securities offered by this prospectus will be for one or more of the following: capital expenditures, repayment or refinancing of indebtedness or other securities from time to time, working capital, to make acquisitions, or for general corporate purposes. Pending such use, we may elect, if determined in our sole and absolute discretion, to temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the applicable prospectus supplement relating to such offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
The Company's ratios of earnings to fixed charges for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Six months ended	Years ended December 31,
	June 30, 2011	2010	2009(1)	2008	2007	2006
Excluding interest on deposits	7.04x	2.06x	-1.28x	1.58x	2.48x	3.23x
Including interest on deposits	2.67x	1.38x	0.06x	1.20x	1.35x	1.45x
(1) Due to the Company's $46.7 million loss (including a $45.4 million goodwill impairment charge) for the 2009 fiscal year, the ratio coverage was less than 1:1. The Company would have had to generate additional earnings of $48.4 million to achieve a coverage ratio of 1:1.
Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.
The Company's ratios of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006 are as follows:

Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Six months ended	Years ended December 31,
	June 30, 2011	2010	2009(1)	2008	2007	2006
Excluding interest on deposits	5.15x	2.40x	-1.59x	1.58x	2.48x	3.23x
Including interest on deposits	2.48x	1.41x	0.01x	1.20x	1.35x	1.45x
(1) Due to the Company's $46.7 million loss (including a $45.4 million goodwill impairment charge) for the 2009 fiscal year, the ratio coverage was less than 1:1. The Company would have had to generate additional earnings of $48.4 million to achieve a coverage ratio of 1:1.

Note: No shares of our Series A Preferred Stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007 and 2006, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our preferred stock, our common stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material features, terms and provisions of our preferred stock and our common stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read our certificate of incorporation (as amended and together with all certificates of designations) and by-laws which have been filed with the SEC.

General
Our authorized capital stock consists of:
30,000,000 shares of the common stock, par value of $.01 per share, and
5,000,000 shares of preferred stock, par value of $.01 per share.
As of August 31, 2011, there were 17,740,350 shares of our common stock issued and outstanding and 35,000 shares of our preferred stock issued and outstanding. All 35,000 shares of preferred stock issued and outstanding consisted of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (the Series A Preferred Stock), which we issued to the United States Department of the Treasury (Treasury) on December 19, 2008 pursuant to Treasury's Capital Purchase Program.
General Limitations on Ability to Pay Dividends
We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a financial holding company such as us, that the payment of dividends on shares of common stock or preferred stock would be an unsafe or unsound practice and to prohibit payment thereof.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common and preferred stock. Missouri state banking laws and regulations limit the amount of dividends or other capital distributions that Enterprise Bank may pay generally based on current operating earnings and regulatory capital requirements. Enterprise Bank is also subject to regulation and supervision by the Federal Deposit Insurance Corporation, or FDIC. The FDIC has the authority, after notice and a hearing, to prevent a depository institution under its jurisdiction from engaging in an unsafe or unsound practice. Depending on the financial condition of the depository institution, the payment of dividends could constitute an unsafe or unsound practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.
Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of the such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.

Dividends
Generally speaking, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by the Company's Board of Directors, out of assets that the Company may legally use to pay dividends. However, in addition to the general restrictions on the Company's ability to pay dividends discussed above, the ability of the Company to pay dividends on our common stock will be subject to the preferential rights of any outstanding shares of our preferred stock. Under the terms of our Series A Preferred Stock, we may not increase the dividend paid on our common stock above $0.0525 per share per quarter without the consent of the Treasury until the earlier to occur of (i) December 19, 2012, (ii) the date on which all of our preferred stock issued to the Treasury is redeemed in whole, or (iii) the Treasury has transferred all of the shares of our preferred stock that it currently holds to third parties. In addition, our ability to declare or pay dividends or distributions on, or repurchase shares of our common stock will be subject to restrictions in the event we fail to declare and pay full dividends on our Series A Preferred Stock (or set aside a sum sufficient for payment thereof).

Voting Rights
Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of our common stock have the exclusive power to vote on all matters presented to the Company's stockholders, including the election of directors; provided, that holders of our Series A Preferred Stock will have the exclusive right to elect directors in certain circumstances, including, without limitation, if we fail to make certain dividend payments. Holders of our common stock are entitled to one vote per share, provided that holders of our common stock have the right to cumulate votes in the election of directors.
Liquidation/Dissolution Rights
Generally speaking, the rights of holders of our common stock to receive proceeds from the liquidation or dissolution of the Company will be subordinate to the preferential rights of holders of any preferred stock or other senior securities. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of our issued and outstanding preferred stock will be entitled to receive an amount per share equal to a fixed liquidation preference per share applicable to each series of preferred stock, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of our preferred stock will be entitled to receive such total liquidation amount out of the Company's assets that are available for distribution to stockholders, after payment or provision for payment of the Company's debts and other liabilities but before any distribution of assets is made to holders of our common stock. Subject to these preferential rights of our preferred stock and the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that the Company may legally use to pay distributions after the Company pays or makes adequate provision for all of the Company's debts and liabilities if the Company is liquidated, dissolved or its affairs are wound up.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our certificate of incorporation (as amended and together with all certificates of designations) or by-laws. Shares of our common stock are not redeemable and have no subscription or conversion rights.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare, Inc., in Canton, Massachusetts.

Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Changes in Authorized Shares

The Company may amend its certificate of incorporation from time to time to increase the number of authorized shares of our common stock. Any such amendment would require the approval of the holders of a majority of the Company's stock entitled to vote.

Description of Preferred Stock
General
The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designations with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

Terms of Each Series of Preferred Stock
Our Board of Directors is authorized, without further action by our stockholders but subject to our certificate of incorporation (as amended and together with all certificates of designations) and applicable law, to issue preferred stock in one or more series. The Board of Directors may fix by resolution the terms of a series of preferred stock, including without limitation: dividend rates and any preference of dividends; any conversion rights; any terms of redemption; any liquidation preferences; the number of shares constituting each such series; any right to appoint directors to our Board of Directors under certain circumstances and any voting rights. Any shares of preferred stock issued in accordance with the terms of the applicable agreement, will upon full payment of the issuance price be fully paid and non-assessable. Any preferred stock issued by the Company will have a junior position to our Series A Preferred Stock issued to the Treasury in connection with our participation in the Capital Purchase Program.
Under the terms of our Series A Preferred Stock, our ability to declare or pay dividends or distributions on, or repurchase shares of any junior preferred stock will be subject to restrictions in the event we fail to declare and pay full dividends on our preferred stock (or set aside a sum sufficient for payment thereof).
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to amend our certificate of incorporation or the certificate of designation for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or issue, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or payments upon our liquidation, dissolution or winding up. Dividends are payable quarterly on the Series A Preferred Stock at a rate of 5% per annum from the date of issuance through but excluding February 15, 2014 and at a rate of 9% per annum on and after February 15, 2014. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends on the Series A Preferred Stock.
Voting Rights
Except as indicated in the applicable prospectus supplement or except as otherwise from time to time required by applicable law, the holders of our preferred stock will have no voting rights.
Changes in Authorized Shares
Subject to the limitations described above on the Company's ability to authorize or create, or increase the authorized amount of or issue any shares of any class or series ranking senior to the Series A Preferred Stock, the Company may amend its certificate of incorporation from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the Company's stock entitled to vote.
Certain Anti-takeover Effects
Our certificate of incorporation (as amended and together with all certificates of designations) and bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our Board of Directors or to gain control of its outstanding capital stock, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.

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Authorized but Unissued Stock. Authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and/or preferred stock may enable our Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

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Limitations on Liability. Our certificate of incorporation (as amended and together with all certificates of designations) contains a provision which, subject to the exceptions described below, indemnifies our directors from individual liability to the Company or its stockholders for monetary damages for any breach of such director's fiduciary duty as a director. This provision does not indemnify the director (i) for violating his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law, or DGCL, relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our bylaws require the Company to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director or officer of the Company. Such directors and officers are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of our certificate of incorporation described in the preceding paragraph. Finally, our Board of Directors has the authority to extend to its employees and agents the same indemnification rights held by officers and directors, subject to all the accompanying conditions and obligations.

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Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by the Chairman of the Board, President or Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Special meetings of stockholders may also be called upon the written request of holders of at least 50% of all of the issued and outstanding shares entitled to vote, provided that they shall make written application to the Company's Secretary stating the time, place and purpose or purposes of the special meeting.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
The Company may offer fractional interests in our debt securities or fractional shares of our preferred stock or our common stock. If we elect to do so, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interests in debt securities or fractional shares of our preferred stock or our common stock, as the case may be, in the form of depositary shares.
The debt securities, preferred stock or common stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of debt securities, our preferred stock or our common stock, as the case may be, represented by the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights related to such debt securities, preferred stock and common stock. If necessary, the applicable prospectus supplement will provide a description of any U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of our preferred stock or our common stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of our preferred stock or our common stock underlying the depositary shares.
While the final depositary receipts are being prepared, we may, at our option, order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. Holders of such temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. In addition, holders of the temporary depositary receipts would be able to exchange them for the final depositary receipts at our expense.
DESCRIPTION OF DEBT SECURITIES
The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.
We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.
The Company is a holding company and conducts substantially all of its operations though subsidiaries. As a result, claims of holders of the Company's debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Enterprise Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, the Company's right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit as creditors of EFSC from such distribution) is junior to creditors of that subsidiary.
The Company may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the indenture and collectively as the indentures. The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.
Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. The Company may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, the Company may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
Some of the debt securities may be issued as original issue discount debt securities. Such original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material that we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.
Holders may be able to transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee.
The Company will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.
DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our preferred stock, our common stock or other securities that we may offer to our stockholders. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights purchase agreement or other transaction documents related to an offering of rights to purchase our common stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our preferred stock, our common stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

For information about shares of our preferred stock, shares of our common stock, or depositary shares, see Description of Preferred Stock, Description of Common Stock, Description of Capital Stock, and Description of Depositary Shares, respectively.
DESCRIPTION OF PURCHASE CONTRACTS
In this section, we describe the general terms and provisions of the purchase contracts that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which will describe the specific terms of the applicable purchase contract, and any other offering materials that we may provide.
The purchase contracts will represent contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified or variable number of our debt securities, shares of our preferred stock, shares of our common stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares or other securities to be delivered pursuant to such purchase contract upon the occurrence of certain events. We may issue the purchase contracts in such amounts and in as many distinct series as we wish.
The purchase contracts may be entered into separately or as a part of units consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders of the purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a manner specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts we may offer will include specific terms relating to the offering, including, among others, whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities and the nature and amount of each of those securities, or the method of determining those amounts; whether the purchase contracts are to be prepaid, settled by delivery or by reference or linkage to the value, performance or level of our securities; and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts.
For information about shares of our preferred stock, shares of our common stock, or depositary shares, see Description of Preferred Stock, Description of Common Stock, Description of Capital Stock, and Description of Depositary Shares, respectively.
DESCRIPTION OF WARRANTS
In this section, we describe the general terms and provisions of the warrants to purchase our preferred stock, our common stock or other securities that we may offer. This summary does not purport to be complete and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which will describe the specific terms of the applicable warrant agreement, and any other offering materials that we may provide.
We may issue warrants in such amounts or in as many distinct series as we wish. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with such warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

For information about shares of our preferred stock, shares of our common stock, or depositary shares, see Description of Preferred Stock, Description of Common Stock, Description of Capital Stock, and Description of Depositary Shares, respectively.

DESCRIPTION OF UNITS
The following is a description of some of the material features, terms and provisions of the units that we may offer. This summary does not purport to be complete and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement and any other offering materials that we may provide. The applicable prospectus supplement and other offering materials relating to the units we may offer will include specific terms relating to the offering, including, among others, the designation and terms of the units and of the combination of securities comprising the units; whether and under what circumstances those securities may be held or transferred separately; and any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units.
We may issue units in such amounts and in as many distinct series as we wish, subject to applicable law. We may issue units comprised of one or more of the securities described in this prospectus, in any combination thereof. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The provisions described in this section, as well as those described under Description of Preferred Stock, Description of Common Stock, Description of Capital Stock, Description of Warrants, Description of Debt Securities and Description of Purchase Contracts, will apply to the securities included in each unit, to the extent relevant.

PLAN OF DISTRIBUTION
The securities described in this prospectus may be sold in any of the following ways (or in any combination): (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).
At the time a particular offer of securities is made, if required, we will also provide a prospectus supplement that sets forth certain specific terms of the offering, including: (1) the name or names of any underwriters, dealers or agents and the type and amount of securities underwritten or purchased by each of them, (2) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and (3) any delayed delivery arrangements. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions: (1) either at a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices, or (4) at negotiated prices.
In connection with the sale of securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we may sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale. Any discounts, concessions or commissions as to any particular underwriter, dealer or agent may be in excess of those customary in the types of transactions involved.
In offering the securities covered by this prospectus, underwriters, dealers and agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, in connection with sales of the securities, and any profits realized by them on the resale of the securities and the compensation received by them from us may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act of 1933, as amended, and Rule 10b-5 under the Exchange Act of 1934, as amended.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for the solicitation of such contracts.
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of warrants or rights. If warrants or rights are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable law and regulations. No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, any warrants, rights or any series thereof.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, which includes sales made directly on or through NASDAQ Global Select Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended, may apply to sales of securities pursuant to this prospectus and to the activities of the selling underwriters, dealers or agents. In addition, we will make copies of this prospectus available to the selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, as amended, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act of 1933, as amended.

LEGAL MATTERS

In connection with the particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Greensfelder, Hemker & Gale, P.C., St. Louis, Missouri. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.
EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Enterprise Financial Services Corp's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of the Company as of December 31, 2009, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for the years ended December 31, 2009 and 2008, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2010 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Company has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion (or incorporation by reference) of its audit report on the Company's past financial statements included (or incorporated by reference) in this registration statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities, for brokerage, accounting, tax or legal services or any other expenses incurred by underwriters, dealers or agents in disposing of the shares, all of which will be borne by the Company. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$5,224.50
NASDAQ Fees	$ *
Federal and State Taxes	$ *
Trustee Fees and Expenses	$ *
Accounting Fees and Expenses	$ *
Legal Fees and Expenses	$ *
Printing Fees and Expenses	$ *
Transfer Agent Fees	$ *
Other	$ *
Total Expenses	$ *
* These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
The Company is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successfully on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the DGCL, our certificate of incorporation (as amended and together with all certificates of designations) includes a provision to eliminate the personal liability of its directors for monetary damages for breach of alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation (as amended and together with all certificates of designations) also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the Company's request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.
Item 16. Exhibits
See the Exhibit Index immediately following the signature page of this prospectus, which is hereby incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of section 310 of the Trust Indenture Act (Act) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Missouri, on September 16, 2011.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo
Frank H. Sanfilippo
Chief Financial Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Enterprise Financial Services Corp, hereby severally constitute Peter F. Benoist and Frank H. Sanfilippo and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Enterprise Financial Services Corp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Signature	Title

/s/ Peter F. Benoist	Chief Executive Officer and Director
Peter F. Benoist

/s/ Frank H. Sanfilippo	Executive Vice President and Chief Financial Officer
Frank H. Sanfilippo

/s/ James J. Murphy	Chairman and Director
James J. Murphy

/s/ Michael A. DeCola	Director
Michael A. DeCola

/s/ William H. Downey	Director
William H. Downey

/s/ John S. Eulich	Director
John S. Eulich

/s/ Robert E. Guest, Jr.	Director
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director
Lewis A. Levey

/s/ Birch M. Mullins	Director
Birch M. Mullins

/s/ Brenda D. Newberry	Director
Brenda D. Newberry

/s/ John M. Tracy	Director
John M. Tracy

/s/ Sandra A. Van Trease	Director
Sandra A. Van Trease

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement.
3.1	Certificate of Incorporation of EFSC (incorporated herein to Exhibit 3.1 to EFSC’s Registration Statementon Form S-1 filed on December 19, 1996 (File No. 333-14737)).
3.2
Amendment to the Certificates of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated here by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999).
3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K filed on April 30, 2002).
3.5	Amendment to Certificate of Incorporation (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A, effective November 20, 2008).
3.6	Certificate of Designations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).
3.7	Bylaws of Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 to Registrant’s CurrentReport on Form 8-K filed on October 2, 2007).
4.1*	Form of senior debt security.
4.2*	Form of subordinated debt security.
4.3*	Form of warrant agreement.
4.4*	Form of warrant.
4.5*	Form of unit agreement.
4.6*	Form of unit certificate.
4.7*	Form of purchase contract.
4.8*	Form of depositary agreement.
4.9*	Form of depositary receipt.
4.10*	Form of subscription rights agreement.
4.11*	Form of subscription agent agreement.
5.1**	Opinion of Greensfelder, Hemker & Gale, P.C.
12.1**	Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Deloitte & Touche LLP.
23.3**	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1).
24.1**	Power of Attorney of certain officers and directors (included on signature page to Registration Statement).
________________

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of 1934, as amended, and incorporated by reference herein.

** Filed herewith.